P R E S S R E L E A S E

SES’ First Gasification Plant in China Begins Syngas Sales

Syngas produced by the U-GAS® technology serves as a feedstock for the production of methanol

HOUSTON, Texas, February 26, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX) has announced that its 95 percent-owned joint venture project with Shandong Hai Hua Coal & Chemical Company Ltd. (“Hai Hua”), (the “Hai Hua Plant”), has been producing synthesis gas (“syngas”) with only minor interruptions since January 7, 2008 and commenced syngas sales on February 19, 2008.

With all process units commissioned, including both gasifiers, the plant is now operating in a pure oxygen-blown mode using locally-sourced, high-ash coal as feedstock to produce syngas, which is in turn being used by Hai Hua as a feedstock for methanol production.  Hai Hua and its affiliates are producers of metallurgical coke, town gas and methanol.  Over the next few weeks the Hai Hua Plant is expected to optimize its process units.

With a current workforce of more than 120 dedicated employees, the Hai Hua Plant is utilizing SES’ global, exclusively licensed U-GAS® technology.  Future expansion plans for the Hai Hua Plant are being developed to increase capacity to accommodate planned increases in methanol production by Hai Hua and are expected to help meet other area gas and chemical demands.

“Commercial operations at the Hai Hua plant underscore SES’ ability to execute our strategy of building, owning and operating gasification plants utilizing our U-GAS® technology,” stated Tim Vail, President and CEO of SES.  “Our execution continues with the construction of a second plant in China and two projects under development – one in China and one in the U.S.  Leveraging our strong local China experience and process know-how, we will continue to target projects globally that are close to the fuel source, easily expandable and developed with well capitalized partners.”

The primary advantage of U-GAS® relative to other gasification technologies is its overall low cost, made possible by fuel flexibility, low operational cost, and the technology’s ability to economically scale projects to meet the needs of industrial customers.  U-GAS® technology produces much lower levels of regulated emissions, including sulfur oxides, nitrous oxides and particulates, than conventional coal combustion plants.  It also allows for the low-cost capture of greenhouse gases such as carbon dioxide.

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Tel: (713) 579-0600 / Fax: (713) 579-0610

About Synthesis Energy Systems, Inc.

The Company is an energy and technology company that deploys proprietary systems and technology to gasify low value fuels to replace high cost energy and chemical products sold to major global markets.  The U-GAS® technology, which the Company licenses from the Gas Technology Institute, is designed to turn high-ash coals and waste coal products into high value synthesis gas for use in chemical applications or as a feedstock for producing transportation fuels.  The technology gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The Company currently has offices in Houston, Texas, Shanghai and Beijing, China.  For more information on the Company, visit www.synthesisenergy.com or call (713) 579-0600.

Forward Looking Statements

The matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “expects," "will" and similar expressions identify certain of such forward-looking statements.  Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control.  These include, but are not limited to, risks and uncertainties associated with: our early stage of development, the limited history and viability of our technology, our results of operation in foreign countries and its ability to maintain production from its first plant in its Hai Hua project.  The Company cautions that the foregoing factors are not exclusive.  The Company assumes no obligation to update the information contained in this press release.

Contact:
Synthesis Energy Systems, Inc.
Molly Ladd Whitaker

Investor Relations

(713) 579-0607

molly.whitaker@synthesisenergy.com